CapitalSource to Acquire 38 Healthcare Properties in $211 Million Transaction
CHEVY CHASE, Md., Jan. 3 /PRNewswire-FirstCall/ — CapitalSource Inc. (NYSE: CSE) announced today that it has executed an agreement to purchase 37 skilled nursing facilities and one assisted living facility for $211 million. The facilities are currently subject to long term, triple-net leases, and all of the properties are managed by Senior Health Management LLC. The transaction remains subject to completion of due diligence and is expected to close this quarter.
The purchase is being structured as a “down-REIT” transaction in which a significant portion of the purchase price is expected be paid in the form of interests in a newly formed limited liability company in which CapitalSource will be the managing member and majority owner. The LLC interests issued to the sellers will be exchangeable for shares of CapitalSource’s common stock.
“This transaction reflects our ability to reap the benefits of our recently announced REIT election by expanding our business into complementary real estate products like sale/lease-backs,” said John Delaney, CapitalSource CEO. “Our current pipeline of healthcare real estate financings is extremely strong and reflects both our market leadership position and the fact that the market is very receptive to our new products. Consequently, we anticipate significant growth in our healthcare real estate portfolio in 2006 and beyond.”
James Pieczynski, Co-President of Healthcare and Specialty Finance for CapitalSource, commented, “We are very pleased with the success we are having in the market. The efficiencies of the REIT structure allow us to offer more competitive products to the market. This transaction is a good example of our expanded ability to serve both new and existing customers.”
“Since our inception, CapitalSource has been our preferred provider of debt capital. This transaction enhances our relationship by creating a vehicle for us to continue to grow our business with CapitalSource as our partner,” said Bart Wyatt, President and Chief Financial Officer of Senior Health. “Further, by using the down-REIT structure, the sellers have the ability to defer their taxes on the transaction until such time as they choose to exchange their LLC interests for CapitalSource common stock.”
About CapitalSource
CapitalSource is a specialized commercial finance company offering asset- based, senior, cash flow and mezzanine financing to small and mid-sized borrowers through three focused lending businesses: Corporate Finance, Healthcare and Specialty Finance, and Structured Finance. By offering a broad array of financial products, we had outstanding more than $8.3 billion in loan commitments as of September 30, 2005. Headquartered in Chevy Chase, MD, we have a national network of offices across the country. As of September 30, 2005, we had 473 employees. We have announced our intention to elect to be taxed as a REIT for the year commencing January 1, 2006. Middle market lending involves a certain degree of credit risk which we believe will result in credit losses in our portfolio. For more information, visit www.capitalsource.com or call toll free at (866) 876-8723.
Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Examples of these forward-looking statements include, but are not limited to our expectation that we will elect REIT tax status beginning with our 2006 tax year.
All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. The forward-looking statements in this press release regarding our anticipated REIT election commencing in 2006 are subject to particular risks including, but not limited to: resolution of, and receipt of final Board of Directors approval with respect to, relevant legal, accounting and financial matters relating to our election of REIT status beginning January 1, 2006, and no occurrence of other events that require a change in the timing of our REIT election; our ability to restructure our corporate entities and existing financings to permit us to position our assets in the most advantageous manner between the REIT and a taxable REIT subsidiary; material variance in the expected level of our cumulative earnings and profits or our projected dividend payout, and the implications of any such variance on our stock price; our ability to access the capital markets on attractive terms or at all to obtain the financing we will need to manage the growth of our existing loan portfolio and to operate as a REIT; our management’s ability to operate our business in accordance with the complex rules and regulations governing REITs as necessary to ensure our qualification and maintenance of our REIT status; potential changes in tax laws that could reduce the benefits we associate with the REIT election; our lack of share ownership limitations and transfer restrictions in our charter could result in our failure to qualify as a REIT if five or fewer individuals were to acquire 50 percent or more of our outstanding shares of common stock; and the relative attractiveness of our dividend payout as compared to other investment options should market interest rates continue to rise.
More detailed information about factors we believe could cause our actual results, performance or achievements to differ materially from anticipated levels is contained in our filings with the SEC, including the sections captioned “Risk Factors” in our Current Report on Form 8-K as filed with the SEC on October 6, 2005 and “Risk Factors” and “Business” in our Annual Report on Form 10-K as filed with the SEC on March 15, 2005. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.